UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
(Address of principal executive offices) (Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Ocean Bio-Chem, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 7, 2013. The proposals submitted by the Board of Directors to a vote of shareholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors:

Nominees	For	Withhold	Broker Non-Votes
Jeffrey S. Barocas	5,810,216	74,745	1,618,509
Sonia B. Beard	5,845,948	39,013	1,618,509
Diana Mazuelos Conard	5,810,216	74,745	1,618,509
Gregor M. Dornau	5,801,966	82,995	1,618,509
Peter G. Dornau	5,819,326	65,635	1,618,509
William W. Dudman	5,810,216	74,745	1,618,509
James M. Kolisch	5,816,921	68,040	1,618,509
John B. Turner	5,867,426	17,535	1,618,509

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain
7,496,333	5,631	1,506

Proposal No. 3 — Approval, on an advisory basis, of the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
5,864,331	16,090	4,540	1,618,509

Proposal No. 4 — Advisory vote on the frequency of the advisory vote on compensation of our named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,840,959	5,623	36,850	1,529	1,618,509

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 10, 2013	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer